Earnings Results 2nd Quarter 2026 July 15, 2026 Exhibit 99.2

2 This presentation may contain forward-looking statements regarding M&T Bank Corporation (“M&T”) within the meaning of the Private Securities Litigation Reform Act of 1995 and the rules and regulations of the Securities and Exchange Commission (“SEC”). Any statement that does not describe historical or current facts is a forward-looking statement, including statements based on current expectations, estimates and projections about M&T's business, and management's beliefs and assumptions. Statements regarding the potential effects of events or factors specific to M&T and/or the financial industry as a whole, as well as national and global events generally, on M&T's business, financial condition, liquidity and results of operations may constitute forward-looking statements. Such statements are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond M&T's control. Forward-looking statements are typically identified by words such as "believe," "expect," "anticipate," "intend," "target," "estimate," "continue," or "potential," by future conditional verbs such as "will," "would," "should," "could," or "may," or by variations of such words or by similar expressions. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict and may cause actual outcomes to differ materially from what is expressed or forecasted. While there can be no assurance that any list of risks and uncertainties is complete, important factors that could cause actual outcomes and results to differ materially from those contemplated by forward-looking statements include the following, without limitation: economic conditions and growth rates, including inflation and market volatility; events, developments and current conditions in the financial services industry, including trust, brokerage and investment management businesses; changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; prepayment speeds, loan originations, loan concentrations by type and industry, credit losses and market values on loans, collateral securing loans, and other assets; sources of liquidity; levels of client deposits; ability to contain costs and expenses; changes in M&T's credit ratings; domestic or international political developments and other geopolitical events, including trade and tariff policies and international conflicts and hostilities; changes and trends in the securities markets; common shares outstanding and common stock price volatility; fair value of and number of stock-based compensation awards to be issued in future periods; the impact of changes in market values on trust-, brokerage-, and investment management-related revenues; federal, state or local legislation and/or regulations affecting the financial services industry, or M&T and its subsidiaries individually or collectively, including tax policy; regulatory supervision and oversight, including monetary policy and capital requirements; governmental and public policy changes; political conditions, either nationally or in the states in which M&T and its subsidiaries do business; the initiation and outcome of potential, pending and future litigation, investigations and governmental proceedings, including tax-related examinations and other matters; operational risk events, including loss resulting from fraud by employees or persons outside M&T and breaches in data and cybersecurity; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board, regulatory agencies or legislation; increasing price, product and service competition by competitors, including new entrants; technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products and services; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/ financial risks in large, multi-year contracts; continued availability of financing; financial resources in the amounts, at the times and on the terms required to support M&T and its subsidiaries' future businesses; and material differences in the actual financial results of merger, acquisition, divestment and investment activities compared with M&T's initial expectations, including the full realization of anticipated cost savings and revenue enhancements. These are representative of the factors that could affect the outcome of the forward-looking statements. In addition, as noted, such statements could be affected by general industry and market conditions and growth rates, general economic and political conditions, either nationally or in the states in which M&T and its subsidiaries do business, and other factors. M&T provides further detail regarding these risks and uncertainties in its Form 10-K for the year ended December 31, 2025, including in the Risk Factors section of such report, as well as in other SEC filings. Forward-looking statements speak only as of the date they are made, and M&T assumes no duty and does not undertake to update forward-looking statements. Annualized, pro forma, projected, and estimated numbers are used for illustrative purposes only, are not forecasts and may not reflect actual results. This presentation also contains financial information and performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States ("GAAP"). Management believes investors may find these non-GAAP financial measures useful. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Please see the Appendix for reconciliation of GAAP with corresponding non- GAAP measures, as indicated in the presentation. Forward-Looking Statements and Non-GAAP Financial Measures

We are M&T Bank Purpose To make a difference in people’s lives by knowing them, growing with them and connecting them with everything they need to thrive. Vision To be the bank invited into homes, businesses and communities, by earning trust and deepening relationships with every interaction. We are committed to Our Customers We deepen relationships through local knowledge, trusted advice and the full strength of M&T. Our Communities We create lasting value by showing up for the communities we serve. Our Colleagues We invest in our people because they are how customers experience M&T. Our Shareholders We build long-term value through disciplined execution, resilience and relationships that grow over time. 3

Operational Excellence Alignment and integration across markets, lines of business and platform capabilities will accelerate regional bank growth. 4 2026 Enterprise Priorities Teaming for Growth • Make it easy for clients to do business with us • Ensure all markets and clients experience us as one bank • Empower leaders to lead across businesses • Win in the markets and businesses where we operate • Drive more integration and collaboration in service of growth Deliver industry-leading service, scale and value through intelligent, simplified operations that empower the businesses and clients we support and help us to maintain and improve the bank’s profitability. • Build scalable infrastructure that enables sustainable growth • Deliver consistent, fast and customer centric experiences across the enterprise • Drive operational efficiency while maintaining quality and risk standards • Strengthen critical skills and leadership capabilities for a modern organization • Grow revenue per employee through productivity and capacity redeployment • Faster completion of essential processes • Improve customer satisfaction scores • Enhanced employee engagement results regarding tools and resources needed to do the job • Primary checking account and deposit growth • New England regions lead in deposit and loan growth • Increased revenue per Relationship Manager • Increase Wealth referral volume and penetration • Top 5 SBA ranking in New England markets • Increased Mortgage Originations Objectives Objectives Outcomes Outcomes

Key Awards and Accolades Received 13 “Best Bank” Awards across Small Business and Middle-Market Categories The Most Powerful Women in Finance: Meghan Shue, Wilmington Trust The Most Powerful Women in Banking’s Top Teams: Wilmington Trust 2025 All-America Executive Team Received #1 Ranking among Large Cap Banks and Placed in the Top 10 across All U.S. Banks Jennifer Warren, CEO, Wilmington Trust CEO of the Year Clearing & Custodial Firms Received #1 Ranking among U.S. Companies 5

6 Financial Results

Second Quarter 2026 Earnings Highlights

GAAP

($ in millions, except per share)	2Q26	1Q26	2Q25
Revenues	$2,532	$2,441	$2,396
Noninterest Expense	1,349	1,438	1,336
Provision for Credit Losses	120	140	125
Net Income	818	664	716
Diluted EPS	5.32	4.13	4.24
Return on Assets	1.51%	1.26%	1.37%
Return on Common Equity	12.30	9.67	10.39
Net Interest Margin[(1)]	3.70	3.70	3.62
Net Charge-offs % Avg Loans	.23	.31	.32

Notable items

($ in millions, except per share)	2Q26		1Q26		2Q25	
	Amt[(2)]	EPS	Amt[(2)]	EPS	Amt[(2)]	EPS
Premium amortization for acquired securities[(3)]	—	—	—	—	($17)	($0.09)
Gain on sale of out-of-footprint loan portfolio[(4)]	—	—	—	—	15	0.07
Gain on sale of institutional services subsidiary[(4)]	—	—	—	—	10	0.04

M&T generated record earnings per share in 2Q26

- Diluted EPS increased **+29% QoQ** and **+25% YoY**
- Return on Assets increased **+25 bps QoQ** and **+14 bps YoY**
- Return on Common Equity increased **+263 bps QoQ** and **+191 bps YoY**
- Net Interest Margin increased **+8 bps YoY**

Note: (1) In conjunction with the implementation of a new general ledger platform during the second quarter of 2026, the Company modified its methodology for calculating annualized taxable-equivalent rates for certain earning assets and interest-bearing liabilities, including certain average deposit balances. Previously reported amounts have been adjusted to conform to the current presentation. (2) Amounts presented before any related tax effect. (3) Taxable-equivalent net interest income impact was a decrease of $20 million (-4 bps impact to NIM) in 2Q25. (4) Included in Other revenues from operations.

M&T Bank Corporation 7

8 Note: (1) See Appendix for reconciliation of GAAP with these non-GAAP measures. (2) As of respective period end. Second Quarter 2026 Earnings Highlights Net Operating Results (Non-GAAP)(1) ($ in millions, except per share) 2Q26 1Q26 2Q25 Net Operating Income $823 $671 $724 Diluted Net Operating EPS 5.35 4.18 4.28 Efficiency Ratio 52.8% 58.3% 55.2% Net Operating ROTA 1.59 1.33 1.44 Net Operating ROTCE 18.57 14.51 15.54 Tangible Book Value per Share(2) $117.41 $115.96 $112.48 • Diluted Net Operating EPS increased +28% QoQ and +25% YoY • Efficiency Ratio was 52.8% for 2Q26, down -2.4% YoY • Net Operating ROTA increased +26 bps QoQ and +15 bps YoY • Net Operating ROTCE increased +406 bps QoQ and +303 bps YoY • Tangible Book Value per Share increased +1% QoQ and +4% YoY

Net Interest Income[1] & Net Interest Margin


$ IN MILLIONS
$1,722
$1,773
$1,790
$1,763
$1,804
3.62%
3.69%
3.70%
3.70%
3.70%
2Q25 Adjusted NIM was 3.66%(2)
2Q25
3Q25
4Q25
1Q26
2Q26
Net Interest Income (Taxable-equivalent)(1)
Net Interest Margin(3)

QoQ Drivers

- Taxable-equivalent net interest income[1] increased **+$41 million** or **+2% QoQ**
  - Higher nonaccrual interest
  - One additional day
  - Higher average earning assets, partially offset by higher funding levels
- Net interest margin remained flat **QoQ**
  - Higher earning asset yields, partially offset by higher funding costs in support of loan growth (**+1 bp**)
  - Lower contribution of interest-free funds (**-1 bp**)

Note: (1) Taxable-equivalent net interest income is a non-GAAP measure that adjusts income earned on a tax-exempt asset to present it on an equivalent basis to interest income earned on a fully taxable asset. (2) See Appendix for reconciliation of this adjusted measure. (3) In conjunction with the implementation of a new general ledger platform during the second quarter of 2026, the Company modified its methodology for calculating annualized taxable-equivalent rates for certain earning assets and interest-bearing liabilities, including certain average deposit balances. Previously reported amounts have been adjusted to conform to the current presentation.

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Balance Sheet – Overview

Average Balances, $ in billions, except per share	2Q26	1Q26	2Q25	Change 2Q26 vs 1Q26	Change 2Q26 vs 2Q25
Interest-bearing Deposits at Banks	$15.1	$16.2	$19.7	-7%	-24%
Investment Securities	38.7	37.8	35.3	2	10
Commercial and Industrial (“C&I”)	66.0	63.8	61.0	4	8
Commercial Real Estate (“CRE”)	23.6	23.5	25.3	—	-7
Residential Real Estate ("RRE")	25.1	24.8	23.7	1	6
Consumer	26.7	26.3	25.4	2	5
Total Loans	141.4	138.4	135.4	2	4
Earning Assets	195.2	192.6	190.5	1	2
Deposits[1]	163.5	164.2	163.3	—	—
Borrowings	20.8	16.8	14.3	24	46
Common Shareholders’ Equity	25.5	26.1	26.3	-2	-3
As of Quarter End					
Common Shareholders' Equity per Share	$176.03	$173.82	$166.94	1%	5%
Tangible Equity per Common Share[2]	117.41	115.96	112.48	1	4
Tangible Common Equity / Tangible Assets[2]	8.07%	8.26%	8.67%	-19 bps	-60 bps
Common Equity Tier 1 ("CET1") Capital Ratio	10.19[3]	10.33	10.99	-14 bps	-80 bps

- Capital levels strong with CET1 capital ratio of **10.19%**[3]
- Repurchased **$465 million**[4] of common shares in 2Q26

Note: (1) In conjunction with the implementation of a new general ledger platform during the second quarter of 2026, the Company modified its methodology for calculating annualized taxable-equivalent rates for certain earning assets and interest-bearing liabilities, including certain average deposit balances. Previously reported amounts have been adjusted to conform to the current presentation. (2) See Appendix for reconciliation of GAAP with these non-GAAP measures. (3) June 30, 2026 CET1 capital ratio is estimated. (4) Includes share repurchase excise tax.

M&T Bank Corporation 10

11 Balance Sheet – Average Loans QoQ Drivers Average loans increased +$3.0 billion QoQ: • Consumer loans increased +2% (+$413 million) • RRE loans increased +1% (+$269 million) • CRE loans grew +$57 million – CRE loans at 6/30/2026 grew +5% (+$1.1 billion) from 3/31/2026 • C&I loans grew +4% (+$2.3 billion) $ IN B IL LI O N S $61.0 $61.7 $62.2 $63.8 $66.0 $25.3 $24.3 $24.1 $23.5 $23.6 $23.7 $24.4 $24.8 $24.8 $25.1 $25.4 $26.1 $26.5 $26.3 $26.7 $135.4 $136.5 $137.6 $138.4 $141.4 6.10% 6.15% 6.01% 5.85% 5.89% C&I CRE RRE Consumer Total Loans Total Loan Yield(1) 2Q25 3Q25 4Q25 1Q26 2Q26 Note: (1) In conjunction with the implementation of a new general ledger platform during the second quarter of 2026, the Company modified its methodology for calculating annualized taxable-equivalent rates for certain earning assets and interest-bearing liabilities, including certain average deposit balances. Previously reported amounts have been adjusted to conform to the current presentation.

Balance Sheet – Securities and Invested Cash



Average Investment Securities and Yield(1)
$ IN BILLIONS
$35.3
$36.6
$36.7
$37.8
$38.7
2Q25 Adjusted Yield was 4.02%(1)(2)
3.80%
4.15%
4.19%
4.22%
4.29%
2Q25
3Q25
4Q25
1Q26
2Q26

Liquidity Coverage Ratio was **106%**[3] on June 30, 2026



Securities and Invested Cash at 6/30/26
HTM Securities 22%
Other Securities 2%
Interest-bearing deposits at banks 29%
$53.9B
TOTAL
AFS Securities 47%

	Duration	Pre-tax Unrealized Gain/(Loss)
AFS	~3.1 years	($125 million)
HTM	~4.6 years	($789 million)
Total Debt Securities	~3.6 years	($914 million)

Note: (1) In conjunction with the implementation of a new general ledger platform during the second quarter of 2026, the Company modified its methodology for calculating annualized taxable-equivalent rates for certain earning assets and interest-bearing liabilities, including certain average deposit balances. Previously reported amounts have been adjusted to conform to the current presentation. (2) See Appendix for reconciliation of this adjusted measure. (3) While not subject to the liquidity coverage ratio requirements ("LCR"), M&T estimates that its LCR on June 30, 2026 exceeded the regulatory minimum standards that would be applicable if it were a Category III institution subject to the Category III reduced LCR requirements.

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13 Balance Sheet – Average Deposits QoQ Drivers Average deposits decreased -$652 million QoQ: • Interest-bearing deposit cost decreased -2 bps – 56% cumulative deposit beta since 3Q24 • Time deposits increased +$749 million • Savings and Interest-checking Deposits decreased -$818 million • Average noninterest-bearing deposits decreased -$583 million $ IN B IL LI O N S $45.1 $44.0 $44.2 $44.6 $43.9 $104.0 $104.7 $107.2 $106.6 $105.8 $14.2 $13.9 $13.5 $13.0 $13.8 $163.3 $162.6 $164.9 $164.2 $163.5 Noninterest-bearing Deposits Savings and Interest-checking Deposits(1) Time Deposits(1) Total Deposits(1) 2Q25 3Q25 4Q25 1Q26 2Q26 2Q25 3Q25 4Q25 1Q26 2Q26 Total deposit cost(1) 1.73% 1.72% 1.59% 1.43% 1.42% Interest-bearing deposit cost(1) 2.39% 2.36% 2.17% 1.97% 1.95% Note: (1) In conjunction with the implementation of a new general ledger platform during the second quarter of 2026, the Company modified its methodology for calculating annualized taxable-equivalent rates for certain earning assets and interest-bearing liabilities, including certain average deposit balances. Previously reported amounts have been adjusted to conform to the current presentation.

14 $ IN M IL LI O N S $683 $752 $696 $689 $740 Noninterest Income 2Q25 3Q25 4Q25 1Q26 2Q26 Change 2Q26 vs $ in millions 2Q26 1Q26 2Q25   1Q26 2Q25 Mortgage Banking Revenues $127 $127 $130 —% -2% Service Charges on Deposits 144 139 137 4 4 Trust Income 197 183 182 8 9 Brokerage Services 35 35 31 2 13 Non-hedge Derivatives / Trading 22 14 12 61 100 Securities Gain/(Loss) 2 4 — -57 — Other Revenues from Operations 213 187 191 14 12 Noninterest Income $740 $689 $683   8% 8% Income Statement – Noninterest Income Noninterest income increased +$51 million or +8% QoQ: • Trust income rose +$14 million reflecting higher revenues from the Company's institutional services and wealth management businesses, including seasonal tax service fees • Trading account and other non-hedging derivative gains increased +$8 million reflecting higher revenues from interest rate swap transactions with commercial customers • Other revenues from operations increased +$26 million reflecting a $47 million distribution from M&T's investment in BLG in the recent quarter as compared with $33 million in the first quarter of 2026 and higher merchant discount and credit card fees QoQ Drivers

Income Statement – Noninterest Expenses



$ IN MILLIONS
$1,336
$1,327
55.2%
Adjusted Efficiency 55.3%(1)
2Q25
$1,363
$1,353
53.6%
Adjusted Efficiency 54.5%(1)
3Q25
$1,379
$1,369
55.1%
Adjusted Efficiency 55.0%(1)
4Q25
$1,438
$1,429
58.3%
1Q26
$1,349
$1,342
52.8%
2Q26
Operating Noninterest Expense(1)
Total Noninterest Expense
Intangible Amort & Merger-Related
Efficiency Ratio(1)

$ in millions	**2Q26**	**1Q26**	**2Q25**	**Change 2Q26 vs 1Q26**	**Change 2Q26 vs 2Q25**
Salaries & Employee Benefits[(2)]	$826	$914	$813	*-10%*	*2%*
Equipment & Net Occupancy	129	133	130	*-2*	—
Outside Data Proc & Software	154	144	138	*8*	*12*
Professional & Other Services	89	93	86	*-5*	*2*
FDIC Assessments	18	23	22	*-27*	*-21*
Advertising & Marketing	27	21	25	*31*	*8*
Other Costs of Operations	99	101	113	*-2*	*-12*
Operating Expense[(1)]	1,342	1,429	1,327	*-6*	*1*
Intangible Amortization	7	9	9	*-26*	*-27*
Total Noninterest Expense	**$1,349**	**$1,438**	**$1,336**	***(6)%***	***1%***

QoQ Drivers

Noninterest expense decreased -$89 million or -6% QoQ:

- Salaries and employee benefits expense **decreased -$88 million** reflecting:
  - Seasonally higher stock-based compensation and employee benefits expense in 1Q26 and lower average staffing levels in 2Q26
  - Partially offset by the full-quarter impact of annual merit increases awarded in 1Q26 and an additional working day in 2Q26
- Outside data processing and software costs **increased +$10 million** reflecting costs associated with enhancements to the Company's technology infrastructure, cybersecurity and financial recordkeeping and reporting systems

Note: (1) See Appendix for reconciliation of GAAP with these non-GAAP and adjusted measures. Noninterest operating expense excludes merger-related expenses and amortization of core deposit and other intangible assets. (2) Severance-related charges for 2Q26, 1Q26 and 2Q25 were $6 million, $4 million and $5 million, respectively.

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16 $ IN M IL LI O N S Nonaccrual Loans $1,573 $1,512 $1,252 $1,240 $1,208 1.16% 1.10% 0.90% 0.89% 0.84% Nonaccrual Loans ($) Nonaccrual Loans (%) 2Q25 3Q25 4Q25 1Q26 2Q26 $ IN M IL LI O N S Net Charge-offs $108 $146 $185 $105 $800.32% 0.42% 0.54% 0.31% 0.23% Net Charge-offs ($) Net Charge-off Ratio (%) 2Q25 3Q25 4Q25 1Q26 2Q26 Credit $ IN M IL LI O N S Allowance for Loan Losses $2,197 $2,161 $2,116 $2,136 $2,176 1.61% 1.58% 1.53% 1.53% 1.52% Allowance for Loan Losses ($) Allowance for Loan Losses (%) 2Q25 3Q25 4Q25 1Q26 2Q26 $ IN M IL LI O N S Provision for Credit Losses $125 $125 $125 $140 $120 $105 $110 $140 $125 $120$20 $15 -$15 $15 Provision for Loan Losses Provision for Unfunded Credit Commitments 2Q25 3Q25 4Q25 1Q26 2Q26

17 Criticized C&I and CRE Loans Criticized loans decreased -$700 million QoQ: • C&I decreased -$110 million • CRE decreased -$590 million – Permanent CRE -$435 million – Construction -$155 million • 94% of criticized accrual loans are current $ IN B IL LI O N S $8.4 $7.8 $7.3 $6.6 $5.9 9.7% 9.0% 8.3% 7.4% 6.5% Criticized Criticized % of C&I and CRE Loans 2Q25 3Q25 4Q25 1Q26 2Q26

18 CET1 10.99% 10.99% 10.84% 10.33% 10.19% 2Q25 3Q25 4Q25 1Q26 2Q26 TBVPS $112.48 $115.31 $117.45 $115.96 $117.41 2Q25 3Q25 4Q25 1Q26 2Q26 Capital • CET1 capital ratio decreased to 10.19%(1) at the end of 2Q26 • Tangible book value per share increased +1% to $117.41 • AFS and pension-related AOCI would have impacted the CET1 capital ratio by -2 bps at the end of 2Q26 Note: (1) CET1 capital ratio at June 30, 2026 is estimated. (2) See Appendix for reconciliation of GAAP with this non-GAAP measure. QoQ Drivers (1) (2) Basel III - June 2026 Proposal • CET1 capital ratio at the end of 1Q26 would have increased an estimated +90 +/- bps under the standardized approach and an additional +10-20 bps under the expanded risk-based approach, excluding the impact of AOCI

2026 Outlook

		2026 Outlook	Comments
Income Statement	**Net Interest Income** ***Taxable-equivalent***	$7.2 to $7.35 billion	• Bottom half of the range for NII translates to NIM in the high 3.60s • Range dependent on loan growth, deposit trends and shape of the yield curve
Income Statement	**Fee Income**	$2.8 to $2.85 billion	• Reflects broad based strength in fee income year to date, the second quarter BLG distribution and higher sub-servicing fee income beginning in the third quarter
Income Statement	**GAAP Expense** ***Includes intangible amortization***	$5.5 to $5.6 billion	• High end of the range • Continued investment in enterprise initiatives and well-managed non-investment spend
Income Statement	**Net Charge-Offs** ***% of Average Loans***	~37 basis points	
Income Statement	**Tax Rate** ***Taxable-equivalent***	24.0% +/-	
Average Balances	**Loans**	$141 to $143 billion	• Reflects continued commercial loan momentum, inflecting CRE balances and continued growth in consumer
Average Balances	**Deposits**	$165 to $167 billion	• Focus on growing operational accounts and other customer deposits at a reasonable cost
	CET1 Capital Ratio	10.0% to 10.5%	

M&T Bank Corporation 19

Why invest in M&T?

Purpose-Driven Successful and Sustainable Business Model that Produces Strong Shareholder Returns

Purpose Driven Organization

- Long term focused with deeply embedded culture
- Business operated to represent the best interests of all key stakeholders
- Energized colleagues consistently serving our customers and communities
- A safe haven for our clients as proven during turbulent times and crisis

Successful and Sustainable Business Model

- Experienced and seasoned management team
- Strong risk controls with long track record of credit outperformance through cycles
- Leading position in core markets

Strong Shareholder Returns

- 15-17% ROTCE[(1)]
- Robust dividend growth
- 8% TBV per share growth[(2)]

Source: FactSet, S&P Global, Company Filings.

Note: (1) ROTCE range comprises 5 years of the trailing 3-year ROTCE from 2020-2025, consistent with M&T's measurement of ROTCE for performance-based stock compensation. (2) TBV per share growth represents CAGR from 2020-2025.

M&T Bank Corporation 20

21 Appendix

22 M&T consistently provides supplemental reporting of its results on a “net operating” or “tangible” basis, from which M&T excludes the after-tax effect of amortization of core deposit and other intangible assets (and the related goodwill, core deposit and other intangible asset balances, net of applicable deferred tax amounts) and gains (when realized) and expenses (when incurred) associated with merging acquired operations into M&T, since such items are considered by management to be “nonoperating” in nature. Although “net operating income” as defined by M&T is not a GAAP measure, M&T’s management believes that this information helps investors understand the effect of acquisition activity in reported results. Appendix Note: (1) After any related tax effect. GAAP to Net Operating (Non-GAAP) Reconciliation In millions, except per share 2Q25 3Q25 4Q25 1Q26 2Q26 Net income Net income $716 $792 $759 $664 $818 Amortization of core deposits and other intangible assets (1) 8 6 8 7 5 Net operating income $724 $798 $767 $671 $823 Earnings per common share Diluted earnings per common share $4.24 $4.82 $4.67 $4.13 $5.32 Amortization of core deposits and other intangible assets (1) 0.04 0.05 0.05 0.05 0.03 Diluted net operating earnings per common share $4.28 $4.87 $4.72 $4.18 $5.35

23 Appendix GAAP to Net Operating (Non-GAAP) Reconciliation In millions 2Q25 3Q25 4Q25 1Q26 2Q26 Other expense Other expense $1,336 $1,363 $1,379 $1,438 $1,349 Amortization of core deposit and other intangible assets (9) (10) (10) (9) (7) Noninterest operating expense $1,327 $1,353 $1,369 $1,429 $1,342 Efficiency ratio Noninterest operating expense (numerator) $1,327 $1,353 $1,369 $1,429 $1,342 Taxable-equivalent net interest income $1,722 $1,773 $1,790 $1,763 $1,804 Other income 683 752 696 689 740 Less: Gain (loss) on bank investment securities — 1 1 4 2 Denominator $2,405 $2,524 $2,485 $2,448 $2,542 Efficiency ratio 55.2% 53.6% 55.1% 58.3% 52.8%

24 Appendix In millions 2Q25 3Q25 4Q25 1Q26 2Q26 Average assets Average assets $210,261 $211,053 $212,891 $213,828 $216,532 Goodwill (8,465) (8,465) (8,465) (8,465) (8,465) Core deposit and other intangible assets (89) (79) (69) (59) (51) Deferred taxes 26 24 22 19 17 Average tangible assets $201,733 $202,533 $204,379 $205,323 $208,033 Average common equity Average total equity $28,666 $28,583 $28,970 $28,648 $27,939 Preferred stock (2,394) (2,394) (2,691) (2,576) (2,434) Average common equity 26,272 26,189 26,279 26,072 25,505 Goodwill (8,465) (8,465) (8,465) (8,465) (8,465) Core deposit and other intangible assets (89) (79) (69) (59) (51) Deferred taxes 26 24 22 19 17 Average tangible common equity $17,744 $17,669 $17,767 $17,567 $17,006 GAAP to Tangible (Non-GAAP) Reconciliation

25 Appendix In millions 6/30/2025 9/30/2025 12/31/2025 3/31/2026 6/30/2026 Total assets Total assets $211,584 $211,277 $213,510 $214,736 $219,261 Goodwill (8,465) (8,465) (8,465) (8,465) (8,465) Core deposit and other intangible assets (84) (74) (64) (55) (48) Deferred taxes 25 23 20 18 17 Total tangible assets $203,060 $202,761 $205,001 $206,234 $210,765 Total common equity Total equity $28,525 $28,728 $29,177 $27,972 $27,946 Preferred stock (2,394) (2,394) (2,834) (2,434) (2,434) Common equity 26,131 26,334 26,343 25,538 25,512 Goodwill (8,465) (8,465) (8,465) (8,465) (8,465) Core deposit and other intangible assets (84) (74) (64) (55) (48) Deferred taxes 25 23 20 18 17 Total tangible common equity $17,607 $17,818 $17,834 $17,036 $17,016 GAAP to Tangible (Non-GAAP) Reconciliation

26 Appendix Reconciliation of Adjusted Metrics In millions, except per share 2Q25 3Q25 4Q25 1Q26 2Q26 Taxable-equivalent net interest income - Adjusted Taxable-equivalent net interest income $1,722 Premium amortization for acquired securities 20 Taxable-equivalent net interest income - Adjusted $1,742 Net interest margin - Adjusted(1) Net interest margin 3.62% Premium amortization for acquired securities 0.04 Net interest margin - Adjusted 3.66% Yield on investment securities(2)(3) 3.80% Premium amortization for acquired securities 0.22 Yield on investment securities - Adjusted 4.02% Note: (1) Net interest margin is calculated on average earning assets of $190.5 billion in 2Q25. (2) Yields on investment securities are calculated on average investment securities of $35.3 billion in 2Q25. (3) In conjunction with the implementation of a new general ledger platform during the second quarter of 2026, the Company modified its methodology for calculating annualized taxable-equivalent rates for certain earning assets and interest-bearing liabilities, including certain average deposit balances. Previously reported amounts have been adjusted to conform to the current presentation. M&T is providing supplemental reporting of its results on a “Adjusted” basis, from which M&T excludes the after-tax effect of certain notable items of significance. Although “ Adjusted” income and expense as presented by M&T is not a GAAP measure, M&T management believes that this information helps investors understand the effect of such notable items in reported results.

27 Appendix Reconciliation of Adjusted Metrics In millions 2Q25 3Q25 4Q25 1Q26 2Q26 Other income - Adjusted Other income $683 $752 $696 Gain on sale of out-of-footprint loan portfolio (15) — — Gain on sale of institutional services subsidiary (10) — — Earnout payment related to 2023 sale of CIT business — (28) — Other income - Adjusted $658 $724 $696 Noninterest operating expense - Adjusted Noninterest operating expense $1,327 $1,353 $1,369 Charitable contribution — — (30) FDIC Special Assessment — 8 29 Noninterest operating expense - Adjusted $1,327 $1,361 $1,368 Efficiency ratio - Adjusted Noninterest operating expense (numerator) - Adjusted $1,327 $1,361 $1,368 Taxable-equivalent net interest income - Adjusted 1,742 1,773 1,790 Other income - Adjusted 658 724 696 Less: Gain (loss) on bank investment securities — — 1 Denominator $2,400 $2,497 $2,485 Efficiency ratio - Adjusted 55.3% 54.5% 55.0%